Exhibit 23

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-21011) of FirstEnergy Corp. of our report dated May 25, 2006 relating to the financial statements of the FirstEnergy Corp. Savings Plan, which appears in this Form 11-K.

/s/ BOBER, MARKEY, FEDOROVICH & COMPANY

Akron, Ohio
June 22, 2006

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